As filed with the Securities and Exchange Commission on June 10, 2002
                                                      Registration No. 333-66970

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ------------------------------------------
                         Post Effective Amendment No. 1
                                       to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------
                             Hennessy Advisors, Inc.
                 (Name of small business issuer in its charter)

    California                         6282                      68-0176227
(State or other          (Primary Standard Industrial         (I.R.S. Employer
jurisdiction of          Classification Code Number)         Identification No.)
incorporation or
organization)
                       ----------------------------------
                           750 Grant Avenue, Suite 100
                            Novato, California 94945
                                 (415) 899-1555
          (Address and telephone number of principal executive offices and principal place of business)
                       ----------------------------------
                                Neil J. Hennessy
                             Chief Executive Officer
                             Hennessy Advisors, Inc.
                           750 Grant Avenue, Suite 100
                            Novato, California 94945
                                 (415) 899-1555
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        ---------------------------------
                                   Copies to:
                              Linda Y. Kelso, Esq.
                            Miriam K. Greenhut, Esq.
                                 Foley & Lardner
                                200 Laura Street
                           Jacksonville, Florida 32202
                                 (904) 359-2000
                     --------------------------------------

                  This post-effective amendment is being filed pursuant to the Registrant's undertaking to deregister any securities remaining unsold upon termination of the offering. The offering terminated on May 31, 2002. Of the 1,000,000 shares registered for sale, 638,580 shares were sold in the offering, including 63,858 shares sold by the selling shareholder. The Registrant hereby deregisters the 361,420 shares which remained unsold.










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



                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on June 7, 2002.




                                        HENNESSY ADVISORS, INC.


                                         By:   /s/ Neil J. Hennessy
                                            ------------------------------------
                                            Neil J. Hennessy, Chief Executive
                                            Officer, President and Chairman of
                                            the Board


                  In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



Date:  June 7, 2002                    /s/ Neil J. Hennessy
                                       -----------------------------------------
                                       Neil J. Hennessy, Chief Executive
                                       Officer, President, Chairman of the Board
                                       and Director



Date: June 7, 2002                     /s/ Teresa M. Nilsen
                                       -----------------------------------------
                                       Teresa M. Nilsen, Executive Vice
                                       President, Chief Financial Officer, Chief
                                       Accounting Officer, Secretary and
                                       Director



Date: June 7, 2002                     /s/ Daniel B. Steadman
                                       -----------------------------------------
                                       Daniel B. Steadman, Executive Vice
                                       President and Director


Date: June 7, 2002                                  *
                                       -----------------------------------------
                                       Brian A. Hennessy, Director



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


Date: June 7, 2002                                  *
                                       -----------------------------------------
                                       Daniel G. Libarle, Director


Date: June 7, 2002                                  *
                                       -----------------------------------------
                                       Rodger Offenbach, Director


Date: June 7, 2002                                  *
                                       -----------------------------------------
                                       Thomas L. Seavey, Director


Date: June 7, 2002                                  *
                                       -----------------------------------------
                                       Henry Hansel, Director



*By:   /s/ Neil J. Hennessy
    ----------------------------------------------------------
       Neil J. Hennessy, as Attorney-in-Fact








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